Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 7/1/2015 - 9/30/2015

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$80,527,593

All receipts received by the debtor
Cash Sales	176,675,622
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	176,675,622

Total of cash available	257,203,215

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(173,649,819)
Total Disbursements	(173,649,819)

Ending Cash Balance	$83,553,396

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson
Name:	Clifford Wilson

Vice President and Assistant Treasurer
Title

October 29, 2015
Date

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_July 1, 2015 to September 30, 2015

SuperMedia LLC

Balance Sheet ( $ Thousands )

09/30/2015

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	83,553

Current Notes Receivable - Affiliate	3,196,592

Trade - Billed - Local	71,898
Trade - Billed - National	11,788
Trade - Billed - Subtotal	83,686
Other Receivables	0
Affiliate Accounts Receivable	14,770
Other Receivables - Subtotal	14,770
Allowance for Doubtful Accounts	(15,702)

Accounts Receivable (Net of Allowance)	82,754
Unbilled Receivable	18
Accrued Taxes Receivable	0

Deferred Directory Costs	57,782

Short Term Investments	0
Interest Receivable	28,892
Deferred Income Tax Benefit	0
Total Prepayments	588
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	8
Prepaid expenses and Other	29,488

Total Current Assets	3,450,188

Property, Plant, and Equipment	51,760
Accumulated Depreciation	(38,109)
Fixed Assets & Computer Software, net	13,651
Goodwill	0
Intangible Assets, net	117,345
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	32,328

TOTAL ASSETS	3,613,513

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_July 1, 2015 to September 30, 2015

SuperMedia LLC

Balance Sheet ( $ Thousands )

09/30/2015

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	0

Accounts Payable - Nonaffiliate	93
Accounts Payable - Affiliate	0
Accounts Payables	93

Accrued Payroll	905
Accrued Payroll Taxes	0
Accrued Vacation	1,109
Accrued Medical and Other Insurance	1,062
Additional Employee Compensation Plans	1,027
Other Accrued Payroll Benefits	289
Accrued Salaries & Wages	4,392

Accrued General Taxes	12,367
Accrued Income Tax	1,655
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	14,023

Accrued Other Liabilities	2,553
Advanced Billing and Payments	5,170
Other Curr Liab - Other	9,283
Accounts Payable and Accrued Liabilities	35,514
Accrued Interest - Nonaffiliate	0
Deferred Revenue	22,532
Current Deferred Income Taxes	16,287

Total Current Liabilities and Current Maturity	74,333

Long Term Debt	0
Employee Benefit Obligations	22,623
Deferred Income Tax Liabilities	71,918
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	584

Stockholder’s Equity (deficit):
Minority Interest	0
Common Stock	3
Preferred Stock	0
Additional Paid-in Capital	306,519
Retained Earnings	3,138,232
Accumulated Other Comp Income	(699)

Total Equity	3,444,054

TOTAL LIABILITIES AND EQUITY	3,613,513

SuperMedia Bank Account Balances

Account	09/30/15
STATE STREET TREASURY PLUS	—
SSGA SSLMMF	77,925,828.48
BAML4420	—
BAML5138	—
BAML5421	—
BAML9078	—
JPMC2840	—
JPMC4838	5,544,029.21
JPMC6202	—
JPMC6620
JPMC6639	(69,474.06)
JPMC3096	—
JPM_CON6922	—
JPM_PAYS6930	—
FR_LOC9437	—
FR_ADV2667	153,011.95
FR_LOC9429	—
Net adjustment for outstanding pmts	—
Total Cash-in-bank (1)	83,553,395.58

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.